EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2004, relating to the financial statements of Newfield Exploration Company, which appears in Newfield Exploration Company’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us as “experts” in the third paragraph of Item 3 in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas
June 3, 2004